Exhibit 4.3
*

PASS THROUGH TRUST AGREEMENT
dated as of November 6, 2008
between
GATX CORPORATION
and
U.S. BANK TRUST NATIONAL ASSOCIATION,
as Trustee

     Reconciliation and tie between Pass Through Trust Agreement dated as of November 6, 2008 and the Trust Indenture Act of 1939. This reconciliation does not constitute part of the Pass Through Trust Agreement.

TRUST INDENTURE ACT OF	PASS THROUGH TRUST
1939 SECTION	AGREEMENT SECTION
310(a)(1)	7.08
310(a)(2)	7.08
312(a)	3.09; 8.01; 8.02
313(a)	8.03
314(a)	8.04(a) — (c)
314(b)	8.04(d)
314(c)(1)	1.02
314(c)(2)	1.02
314(d)(1)	7.12; 11.01
314(d)(2)	7.12; 11.01
314(d)(3)	2.01
314(e)	1.02
315(b)	8.03
316(a)(last sentence)	1.01
316(a)(1)(A)	6.04
316(a)(1)(B)	6.05
316(b)	6.07
316(c)	1.04(d)
317(a)(1)	6.03
317(b)	7.13
318(a)	12.06

i

TABLE OF CONTENTS
(continued)

ii

TABLE OF CONTENTS
(continued)

iii

     THIS PASS THROUGH TRUST AGREEMENT, dated as of November 6, 2008, between GATX CORPORATION, a New York corporation (the “Company”), and U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association, as pass through trustee ( the “Trustee”), is made with respect to the formation from time to time of separate GATX Corporation Pass Through Trusts, and the issuance from time to time of separate series of Pass Through Certificates representing fractional undivided interests in the respective Trusts.
W I T N E S S E T H:
     WHEREAS, from time to time the Company and the Trustee shall enter into a Trust Supplement pursuant to which the Trustee shall declare the creation of a separate Trust for the benefit of the Holders of the series of Certificates to be issued in respect of such Trust, and the initial Holders of the Certificates of such series, as the grantors of such Trust, by their respective acceptances of the Certificates of such series, shall join in the creation of such Trust with the Trustee;
     WHEREAS, all Certificates to be issued in respect of each separate Trust will be issued as a separate series pursuant to this Basic Agreement and the related Trust Supplement, will evidence fractional undivided interests in such Trust, and will have no rights, benefits or interest in respect of any other separate Trust or the property held therein;
     WHEREAS, from time to time, pursuant to the terms and conditions of this Basic Agreement as supplemented by a separate Trust Supplement with respect to a separate Trust to be formed hereunder, the Trustee shall purchase one or more series of Equipment Notes of the same tenor as the series of Certificates to be issued in respect of such Trust and shall hold such Equipment Notes in trust for the benefit of the Certificateholders of such Trust;
     WHEREAS, to facilitate the sale of Equipment Notes to the Trustee on behalf of each Trust created from time to time pursuant to this Basic Agreement and the related Trust Supplement, the Company has duly authorized the execution and delivery of this Basic Agreement and each Trust Supplement as the “issuer,” as such term is defined in and solely for purposes of the Securities Act of 1933, as amended (the “Securities Act”), of the Certificates to be issued in respect of each Trust and as the “obligor,” as such term is defined in and solely for purposes of the Trust Indenture Act with respect to all such Certificates and is undertaking to perform certain administrative and ministerial duties hereunder and is also undertaking to pay the fees and expenses of the Trustee;
     WHEREAS, this Basic Agreement, as supplemented from time to time, is subject to the provisions of the Trust Indenture Act and shall, to the extent applicable, be governed by such provisions;
     NOW, THEREFORE, in consideration of the mutual agreements herein contained, and of the other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

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ARTICLE I
DEFINITIONS
     Section 1.01 Definitions. For all purposes of this Basic Agreement, except as otherwise expressly provided or unless the context otherwise requires:
          (1) the terms used herein that are defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;
          (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;
          (3) all references in this Basic Agreement to designated “Articles”, “Sections” and other subdivisions are to the designated Articles, Sections and other subdivisions of this Basic Agreement; and
          (4) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Basic Agreement as a whole and not to any particular Article, Section or other subdivision.
     “Act” when used with respect to any Holder, has the meaning specified in Section 1.04.
     “Affiliate” of any specified Person, means any other Person which directly or indirectly controls or is controlled by, or is under common control with, such specified Person. For the purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     “Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Book-Entry Certificates, the rules and procedures of DTC, EuroClear and Clearstream, Luxembourg that apply to such transfer or exchange.
     “Authorized Agent” when used with respect to the Certificates of any series, means any Paying Agent or Registrar for the Certificates of such series.
     “Avoidable Tax” has the meaning specified in Section 7.09(e).
     “Basic Agreement” means this Pass Through Trust Agreement, as the same may from time to time be supplemented, amended or modified, but does not include any Trust Supplement.
     “Book-Entry Certificates” when used with respect to the Certificates of any series, means a beneficial interest in the Certificates of such series, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 3.09.
     “Business Day” means any day other than a Saturday, a Sunday, or a day on which commercial banking institutions are authorized or obligated by law, executive order, or

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governmental decree to be closed in New York, New York, Chicago, Illinois, the city and state in which the Corporate Trust Office of the Indenture Trustee is located or the city and state in which the Corporate Trust Office of the Trustee is located.
     “Cede & Co.” means Cede & Co. as nominee for DTC.
     “Certificate” means any one of the certificates executed and authenticated by the Trustee, substantially in the form of Exhibit A hereto.
     “Certificate Account” when used with respect to the Certificates of any series, means the account or accounts created and maintained for such series pursuant to Section 4.01(a) and the related Trust Supplement.
     “Certificateholder or Holder” or “Certificateholders or Holders” when used with respect to the Certificates of any series, means the Person or Persons in whose name a Certificate of such series is, or Certificates of such series are, registered in the Register for Certificates of such series.
     “Certificate Owner” when used with respect to the Certificates of any series, means, for purposes of Section 3.09, the Person who owns a Book-Entry Certificate of such series.
     “Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act, as amended (the “Exchange Act”).
     “Clearing Agency Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects, directly or indirectly, book-entry transfers and pledges of securities deposited with the Clearing Agency.
     “Clearstream, Luxembourg” means Clearstream Banking, société anonyme.
     “Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.
     “Company” means GATX Corporation, a New York corporation, or its successor in interest pursuant to Section 5.02, or (only in the context of provisions hereof, if any, when such reference is required for purposes of compliance with the Trust Indenture Act) any other obligor with respect to the Certificates (within the meaning of the Trust Indenture Act).
     “Corporate Trust Office” with respect to any Owner Trustee, means the office of such trustee in the city at which at any particular time its corporate trust business shall be principally administered and, with respect to the Trustee and the Indenture Trustee, means the corporate trust office at which the Basic Agreement or the Indenture, as appropriate, is administered.
     “Cut-Off-Date” when used with respect to the Certificates of any series, means the date designated as such in the Trust Supplement of such series.

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     “Default” means any event which is, or after notice or lapse of time or both would become, an Event of Default.
     “Definitive Certificates” when used with respect to the Certificates of any series, has the meaning specified in Section 3.09.
     “Direction” has the meaning specified in Section 1.04(c).
     “Distribution Compliance Period” has the meaning specified in Section 3.01(e).
     “DTC” means The Depository Trust Company and any successor clearing agency.
     “Equipment” means items of railroad rolling stock which are owned by or leased to the Company and subject to any Indenture.
     “Equipment Note” when used with respect to any Trust, means any one of the Equipment Notes (as defined in the applicable Indenture) described in, or on a schedule attached to, the Trust Supplement in respect of such Trust and to be held by the Trustee as a part of such Trust, including any Equipment Note (as so defined) issued under the applicable Indenture in replacement or substitution therefor.
     “Euroclear” means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system, or any successor to Morgan Guaranty Trust Company of New York, Brussels office, as operator thereof.
     “Event of Default” when used with respect to any Trust, means an event described in Section 6.01.
     “Fractional Undivided Interest” means the fractional undivided interest in a Trust that is evidenced by a Certificate relating to such Trust.
     “Indenture” when used with respect to any Trust, means each of the one or more separate trust indentures and security agreements described in, or on a schedule attached to, the Trust Supplement relating to such Trust and which relates to a series of Equipment Notes to be held in such Trust, as such agreement may be amended or supplemented in accordance with its terms; and Indentures means all of such agreements.
     “Indenture Event of Default” when used with respect to any Indenture, means any Event of Default (as such term is defined in such Indenture).
     “Indenture Trustee” when used with respect to any Equipment Note or the Indenture applicable thereto, means the bank or trust company designated as indenture trustee under such Indenture; and any successor to such Indenture Trustee as such trustee; and Indenture Trustees means all of the Indenture Trustees under the Indentures.
     “Initial Regular Distribution Date” when used with respect to the Certificates of any series means the first Regular Distribution Date on which a Scheduled Payment is to be made.

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     “Issuance Date” when used with respect to any Trust, means the date of the issuance of the series of Certificates of such Trust.
     “Lease” means any lease between an Owner Trustee, as the lessor, and the Company, as the lessee, described in an Indenture, as each such lease may be amended or supplemented in accordance with its respective terms; and Leases means all of such Leases.
     “Letter of Representations” when used with respect to the Certificates of any series, means the initial agreement among the Company, the Trustee and the initial Clearing Agency substantially in the form attached as an exhibit to the related Trust Supplement.
     “Note Documents” when used with respect to any Equipment Note, means the applicable Indenture, Participation Agreement and, if the related Equipment is leased by the Company, the related Lease.
     “Officer’s Certificate” means a certificate signed (i) in the case of a corporation by the President, any Vice President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of such corporation, (ii) in the case of a partnership by the Chairman of the Board, the President or any Vice President the Treasurer or an Assistant Treasurer of a corporate general partner, and (iii) in the case of an Owner Trustee or an Indenture Trustee, a certificate signed by a Responsible Officer of such Owner Trustee or such Indenture Trustee.
     “Opinion of Counsel” means an opinion in writing, signed by legal counsel, who may be (a) the General Counsel or Assistant General Counsel of the Company or (b) such other counsel designated by the Company, an Owner Trustee or an Indenture Trustee, whether or not such counsel is an employee of any of them and who shall be acceptable to the Trustee.
     “Outstanding” when used with respect to Certificates of any series, means, as of the date of determination, all Certificates of such series theretofore authenticated and delivered under this Basic Agreement and the related Trust Supplement, except:
     (i) Certificates of such series theretofore canceled by the Registrar or delivered to the applicable Trustee or the Registrar for cancellation;
     (ii) Certificates of such series for which money in the full amount has been theretofore deposited with the applicable Trustee or any Paying Agent in trust for the Certificateholders of such series as provided in Section 4.01 pending distribution of such money to the Certificateholders of such series pursuant to the final distribution payment to be made pursuant to Section 11.01 hereof; and
     (iii) Certificates of such series in exchange for or in lieu of which other Certificates of such series have been authenticated and delivered pursuant to this Basic Agreement and the related Trust Supplement.
     “Owner Participant” means, with respect to any Equipment Note, the “Owner Participant”, if any, referred to in the Indenture pursuant to which such Equipment Note is issued and any permitted successor or assign of any such Owner Participant; and Owner Participants at any time of determination means all of the Owner Participants then referred to in the Indentures.

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     “Owner Trustee” when used with respect to any Indenture or any Equipment Notes, any Lease or any Equipment related thereto, means the “Owner Trustee”, if any, referred to in the related Indenture, not in its individual capacity but solely as trustee, and each other Person which may from time to time be acting as Owner Trustee in accordance with the provisions of the related Note Documents; and Owner Trustees means all of the Owner Trustees party to any of the respective Indentures.
     “Participation Agreement” means any participation or similar agreement described in an Indenture providing for, among other things, the issuance of Equipment Notes pursuant to such Indenture to finance a portion of the purchase price of Equipment purchased, or to be purchased, by (x) the Company or (y) an Owner Trustee and leased to the Company pursuant to a Lease; and Participation Agreements means all such agreements.
     “Paying Agent” when used with respect to the Certificates of any series, means the paying agent maintained and appointed for the Certificates of such series pursuant to Section 7.12.
     “Permitted Government Investment” means obligations of the United States of America and agencies thereof for the payment of which the full faith and credit of the United States of America is pledged, maturing in not more than 60 days or such lesser time as is necessary for payment of any Special Payments on a Special Distribution Date.
     “Person” means any individual, corporation, partnership, association, trust, unincorporated organization, or government or any agency or political subdivision thereof.
     “Pool Balance” when used with respect to any Trust, means, as of any date, the aggregate unpaid principal amount of the Equipment Notes held in such Trust on such date plus the amount of the principal payments on such Equipment Notes held by the Trustee and not yet distributed. The Pool Balance as of any Regular Distribution Date or Special Distribution Date, if any, with respect to such Trust shall be computed after giving effect to the payment of principal, if any, on the Equipment Notes and distribution thereof to be made on that date.
     “Pool Factor” when used with respect to any Trust, means, as of any date, the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance of such Trust by (ii) the aggregate original principal amount of the Equipment Notes held in such Trust. The Pool Factor, as of any Regular Distribution Date or Special Distribution Date, if any, with respect to such Trust shall be computed after giving effect to the payment of principal, if any, on the Equipment Notes and distribution thereof to be made on that date.
     “Record Date” when used with respect to any Trust or the related series of Certificates, means (i) for Scheduled Payments to be distributed on any Regular Distribution Date, other than the final distribution, the day (whether or not a Business Day) which is 15 days preceding such Regular Distribution Date, and (ii) for Special Payments to be distributed on any Special Distribution Date, if any, other than the final distribution, the day (whether or not a Business Day) which is 15 days preceding such Special Distribution Date.
     “Register and Registrar” when used with respect to the Certificates of any series, means the register maintained and the registrar appointed pursuant to Sections 3.04 and 7.12.

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     “Regular Distribution Date” when used with respect to distributions from any Trust of Scheduled Payments, means each date designated as such in the related Trust Supplement, until payment of all the Scheduled Payments to be made under the Equipment Notes held in such Trust has been made.
     “Request” means a request by the Company setting forth the subject matter of the request accompanied by an Officer’s Certificate and an Opinion of Counsel as provided in Section 1.02 hereof.
     “Responsible Officer” when used with respect to the initial Trustee, the initial Indenture Trustee or any Owner Trustee means any officer in its Corporate Trust Office; when used with respect to any successor Trustee, or successor Indenture Trustee, means the chairman or vice-chairman of the board of directors or trustees, the chairman or vice-chairman of the executive or standing committee of the board of directors or trustees, the president, the chairman of the committee on trust matters, any vice-president, any second vice-president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the comptroller and any assistant comptroller; and, when used with respect to the Trustee and the Indenture Trustee, also means any other officer of the Trustee or the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, when used with respect to the Trustee, Indenture Trustee or any Owner Trustee with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.
     “Scheduled Payment” when used with respect to a Regular Distribution Date, means any payment (other than a Special Payment) of interest on or principal and interest on an Equipment Note, due from the Company or Owner Trustee which issued the Equipment Note, which payment represents the payment of a regularly scheduled installment of principal at the stated maturity of such installment of principal on such Equipment Note or, the payment of regularly scheduled interest accrued on such Equipment Note, or both.
     “Special Distribution Date” means each date on which a Special Payment is to be distributed, as specified in the applicable Trust Supplement.
     “Special Payment” when used with respect to a Special Distribution Date, means (i) any payment of principal, premium, if any, and interest on an Equipment Note resulting from the prepayment or purchase of such Equipment Note held in a Trust, (ii) any payment of principal and interest (including any interest accruing upon default) on, or any other amount in respect of, an Equipment Note upon an Indenture Event of Default in respect thereof or upon an acceleration under the Indenture relating thereto, (iii) any Scheduled Payment or any Special Payment referred to in clause (i) of this definition which is not in fact paid within ten Business Days of the Regular Distribution Date or Special Distribution Date applicable thereto or (iv) any proceeds from the sale of any Equipment Note by the Trustee pursuant to Article VI hereof; and Special Payments means all of such Special Payments.

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     “Special Payments Account” when used with respect to the Certificates of any series, means the account or accounts created and maintained for such series pursuant to Section 4.01(b) and the related Trust Supplement.
     “Transfer Date” has the meaning assigned to that term or any of the terms “Delivery Date,” “Funding Date” or “Closing Date” in a Participation Agreement.
     “Trust” means the trust created by a Trust Supplement, the estate of which consists of the related Trust Property.
     “Trustee” means the institution executing this Basic Agreement as Trustee, or its successor in interest, and any successor trustee appointed as provided herein.
     “Trust Indenture Act” except as otherwise provided in Section 9.06, means the Trust Indenture Act of 1939 as in force at the date as of which this Basic Agreement was executed.
     “Trust Property” when used with respect to any Trust, means the Equipment Notes held as the property of such Trust and all monies at any time paid thereon and all monies due and to become due thereunder, funds from time to time deposited in the related Certificate Account and the related Special Payments Account and any proceeds from the sale by the Trustee pursuant to Article VI hereof of any such Equipment Note.
     “Trust Supplement” means an agreement supplemental hereto pursuant to which (i) a separate Trust is created for the benefit of the Holders of the Certificates of a series, (ii) the issuance of the Certificates of such series representing Fractional Undivided Interests in such Trust is authorized, and (iii) the terms of the Certificates of such series are established, as such agreement may from time to time be supplemented, amended or modified.
     Section 1.02 Compliance Certificates and Opinions. Upon any application or request by the Company, any Owner Trustee or any Indenture Trustee to the Trustee to take any action under any provision of this Basic Agreement or any Trust Supplement, the Company, such Owner Trustee or such Indenture Trustee, as the case may be, shall furnish to the Trustee an (i) Officer’s Certificate stating that, in the opinion of the signer, all conditions precedent, if any, provided for in this Basic Agreement or the applicable Trust Supplement relating to the proposed action have been complied with, (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Basic Agreement or any Trust Supplement relating to such particular application or request, no additional certificate or opinion need be furnished, and (iii) in the case of conditions precedent compliance with which is subject to verification by accountants, a certificate or opinion of an accountant that satisfies Section 314(c)(3) of the Trust Indenture Act.

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     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Basic Agreement (other than a certificate provided pursuant to Section 8.04(d)) or any Trust Supplement shall include:
          (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein and in the applicable Trust Supplement relating thereto;
          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
          (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
          (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.
     Section 1.03 Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters and any such Person may certify or give an opinion as to such matters in one or several documents.
     Any Opinion of Counsel stated to be based on the opinion of other counsel shall be accompanied by a copy of such other opinion.
     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Basic Agreement or any Trust Supplement, they may, but need not, be consolidated and form one instrument.
     Section 1.04 Acts of Certificateholders. (a) Any direction, consent, waiver or other action provided by this Basic Agreement or any Trust Supplement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company or any Indenture Trustee. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Certificateholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Basic Agreement or any Trust Supplement and (subject to Section 7.01)

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conclusive in favor of the Trustee, the Company and the Indenture Trustee, if made in the manner provided in this Section.
          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the certificate of any notary public or other officer of any jurisdiction authorized to take acknowledgements of deeds or administer oaths that the Person executing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or such other officer and where such execution is by an officer of a corporation or association or a member of a partnership, on behalf of such corporation, association or partnership such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other reasonable manner which the Trustee deems sufficient.
          (c) In determining whether the Certificateholders of the requisite Fractional Undivided Interests of Certificates of any series Outstanding have given any direction, consent or waiver (a “Direction”), under this Basic Agreement or any Trust Supplement, Certificates owned by the Company, any related Owner Trustee, any related Owner Participant or any Affiliate of any such Person shall be disregarded and deemed not to be Outstanding for purposes of any such determination. In determining whether the Trustee shall be protected in relying upon any such Direction, only Certificates of such series which the Trustee knows to be so owned shall be so disregarded. Notwithstanding the foregoing, (i) if any such Person owns 100% of the Certificates of any series Outstanding, such Certificates shall not be so disregarded as aforesaid, and (ii) if any amount of Certificates of such series so owned by any such Person have been pledged in good faith, such Certificates shall not be disregarded as aforesaid if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Certificates and that the pledgee is not the Company, any related Owner Trustee, any related Owner Participant or any Affiliate of any such Persons.
          (d) The Company may at its option by delivery of an Officer’s Certificate to the Trustee set a record date to determine the Certificateholders entitled to give any consent, request, demand, authorization, Direction, notice, waiver or other Act. Notwithstanding Section 316(c) of the Trust Indenture Act, such record date shall be the record date specified in such Officer’s Certificate which shall be a date not more than 30 days prior to the first solicitation of Certificateholders in connection therewith. If such a record date is fixed, such consent, request, demand, authorization, Direction, notice, waiver or other Act may be given before or after such record date, but only the Certificateholders of record of the applicable series at the close of business on such record date shall be deemed to be Certificateholders for the purposes of determining whether Certificateholders of the requisite proportion of Outstanding Certificates of such series have authorized or agreed or consented to such consent, request, demand, authorization, Direction, notice, waiver or other Act, and for that purpose the Outstanding Certificates of such series shall be computed as of such record date; provided that no such consent, request, demand, authorization, Direction, notice, waiver or other Act by the Certificateholders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Basic Agreement not later than one year after such record date.

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          (e) Any Direction, consent, waiver or other action by the Certificateholder of any Certificate shall bind the Certificateholder of every Certificate issued upon the transfer thereof or in exchange therefor or in lieu thereof, whether or not notation of such action is made upon such Certificate.
          (f) Except as otherwise provided in Section 1.04(c), Certificates of any series owned by or pledged to any Person shall have an equal and proportionate benefit under the provisions of this Basic Agreement and the related Trust Supplement, without preference, priority, or distinction as among all of the Certificates of such series.
ARTICLE II
ORIGINAL ISSUANCE OF CERTIFICATES
ACQUISITION OF EQUIPMENT NOTES
     Section 2.01 Amount Unlimited; Issuable in Series. (a) The aggregate principal amount of Certificates which may be authenticated and delivered under this Basic Agreement is unlimited. The Certificates may be issued from time to time in one or more series and shall be designated generally as the “Pass Through Certificates,” with such further designations added or incorporated in such title for the Certificates of each series as specified in the related Trust Supplement. Each Certificate shall bear upon its face the designation so selected for the series to which it belongs. All Certificates of the same series shall be substantially identical except that the Certificates of a series may differ as to denomination and as may otherwise be provided in the Trust Supplement establishing the Certificates of such series. Each separate series of Certificates issued pursuant to this Basic Agreement and related Trust Supplement will evidence Fractional Undivided Interests in the separate Trust formed by such Trust Supplement, and will have no rights, benefits or interests in respect of any other separate Trust or the Trust Property held therein. All Certificates of the same series issued under this Basic Agreement and the related Trust Supplement shall be in all respects equally and ratably entitled to the benefits of this Basic Agreement and the related Trust Supplement without preference, priority, or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Basic Agreement and the related Trust Supplement.
          (b) The following matters shall be established with respect to the Certificates of each series issued hereunder by a Trust Supplement executed and delivered by and between the Company and the Trustee:
          (1) the formation of the Trust as to which the Certificates represent Fractional Undivided Interests and its designation (which designation shall distinguish such Trust from each other Trust created under this Basic Agreement and a Trust Supplement);
          (2) the specific title of the Certificates (which title shall distinguish the Certificates of the series from each other series of Certificates issued under this Basic Agreement);

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          (3) any limit upon the aggregate principal amount of the Certificates which may be authenticated and delivered under this Basic Agreement (which limit shall not pertain to Certificates authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Certificates of the series pursuant to Sections 3.03, 3.04 and 3.05);
          (4) the Cut-Off Date with respect to the Certificates and the related Trust;
          (5) the Regular Distribution Dates applicable to the Certificates and the related Trust;
          (6) the Special Distribution Dates applicable to the Certificates and the related Trust;
          (7) if other than as provided in Section 7.12, the Registrar or the Paying Agent for the Certificates of such series, including any Co-Registrar or additional Paying Agent;
          (8) if other than as provided in Section 3.01, the denominations in which the Certificates of such series shall be issuable;
          (9) the specific form of the Certificates of such series and whether or not such Certificates are to be issued as Book-Entry Certificates;
          (10) a description of the Equipment Notes to be acquired and held in the Trust formed by such Trust Supplement and of the related Note Documents;
          (11) provisions with respect to the terms for which the definitions set forth in Article I hereof permit or require further specification in the related Trust Supplement; and
          (12) any other terms of the Certificates of such series (which terms shall not be inconsistent with the provisions of the Trust Indenture Act or adversely affect the interest of the Certificateholders of any series Outstanding at the time), including any terms which may be required or advisable under United States laws or regulations or advisable in connection with the marketing of Certificates of the series.
          (c) At any time and from time to time after the execution and delivery of this Basic Agreement and a Trust Supplement forming a Trust and establishing the terms of Certificates of a series, Certificates of such series shall be executed, authenticated and delivered by the Trustee to the Person or Persons specified by the Company upon request of the Company and upon satisfaction of any conditions precedent set forth in the related Trust Supplement.
     Section 2.02 Acquisition of Equipment Notes. Certificates of a series executed, authenticated and delivered by the Trustee upon request of the Company in accordance with Section 2.01(c) shall equal in the aggregate the aggregate principal amount of the Equipment Notes to be purchased by the Trustee pursuant to the related Participation Agreements and shall

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evidence the entire ownership of the related Trust. The Trustee shall issue and sell such Certificates, in authorized denominations and in such Fractional Undivided Interests, so as to result in the receipt of consideration in an amount equal to the aggregate principal amount of such Equipment Notes and, concurrently therewith, the Trustee shall purchase, pursuant to the terms and conditions of the Participation Agreements, the Equipment Notes at a purchase price equal to the amount of such consideration so received. Except as provided in Sections 3.03, 3.04 and 3.05 hereof, the Trustee shall not execute, authenticate or deliver Certificates of such series in excess of the aggregate amount specified in this paragraph.
     Section 2.03 Acceptance by Trustee. The Trustee, upon the execution and delivery of a Trust Supplement creating a Trust and a series of Certificates, shall acknowledge its acceptance of all right, title and interest in and to the Equipment Notes to be acquired pursuant to Section 2.02 hereof and the Participation Agreements and shall declare that the Trustee holds and will hold such right, title, and interest, together with all other property constituting the Trust Property, for the benefit of all present and future Certificateholders of such series, upon the trusts herein and in such Trust Supplement set forth. By its payment for and acceptance of each Certificate of such series issued to it under this Basic Agreement and such Trust Supplement, each initial Certificateholder of such series as grantor of the Trust thereby joins in the creation and declaration of such Trust.
     Section 2.04 Limitation of Powers. Each Trust shall be constituted solely for the purpose of making the investment in the Equipment Notes provided for in the related Trust Supplement, and, except as set forth herein or in such Trust Supplement, the Trustee shall not be authorized or empowered to acquire any other investments or engage in any other activities and, in particular, the Trustee shall not be authorized or empowered to do anything that would cause the Trust to fail to qualify as a “grantor trust” for federal income tax purposes (including, as subject to this restriction, acquiring any Equipment (as defined in the related Indenture) by bidding the Equipment Notes or otherwise, or taking any action with respect to any such Equipment once acquired).
ARTICLE III
THE CERTIFICATES
     Section 3.01 Form, Denomination and Execution of Certificates. (a) The Certificates of each series shall be issued in registered form without coupons and shall be substantially in the form attached hereto as Exhibit A, with such omissions, variations and insertions as are permitted by this Basic Agreement or the related Trust Supplement, and may have such letters, numbers or other marks of identification and such legends or endorsements printed, lithographed or engraved thereon, as may be required to comply with the rules of any securities exchange on which such Certificates may be listed or to conform to any usage in respect thereof, or as may, consistently herewith, be prescribed by the Trustee or by the officer executing such Certificates, such determination by said officer to be evidenced by his signing such Certificates.
          (b) Except as provided in Section 3.09, the definitive Certificates of such series shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities

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exchange on which such Certificates may be listed, all as determined by the officer executing such Certificates, as evidenced by his execution of such Certificates.
          (c) Except as otherwise provided in the related Trust Supplement, the Certificates of each series shall be issued in denominations of $1,000 or integral multiples thereof except that one Certificate of such series may be issued in a denomination of less than $1,000.
          (d) The Certificates of each series shall be executed on behalf of the Trustee by manual or facsimile signature of a Responsible Officer of the Trustee. Certificates bearing the manual or facsimile signature of an individual who was, at the time when such signature was affixed, authorized to sign on behalf of the Trustee shall be valid and binding obligations of the Trustee, notwithstanding that such individual has ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such office at the date of such Certificates. No Certificate of any series shall be entitled to any benefit under this Basic Agreement or any Trust Supplement, or be valid for any purposes, unless there appears on such Certificate a certificate of authentication substantially in the form set forth in Exhibit A hereto executed by the Trustee by manual signature, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates of any series shall be dated the date of their authentication.
     Section 3.02 Authentication of Certificates. The Trustee shall duly authenticate and deliver Certificates of each series in authorized denominations equaling in the aggregate the aggregate principal amount of the Equipment Notes to be purchased by the Trustee pursuant to the related Participation Agreement, and evidencing the entire ownership of the related Trust.
     Section 3.03 Temporary Certificates. Pending the preparation of definitive Certificates of any series, the Trustee may execute, authenticate and deliver temporary Certificates of such series which are printed, lithographed, typewritten, or otherwise produced, in any denomination, containing substantially the same terms and provisions as set forth in Exhibit A, except for such appropriate insertions, omissions, substitutions and other variations relating to their temporary nature as the officer executing such temporary Certificates may determine, as evidenced by his execution of such temporary Certificates.
     If temporary Certificates of any series are issued, the Trustee will cause definitive Certificates of such series to be prepared without unreasonable delay. After the preparation of definitive Certificates, the temporary Certificates shall be exchangeable for definitive Certificates of such series upon surrender of the temporary Certificates at the Corporate Trust Office of the Trustee, or at the office or agency of the Trustee maintained in accordance with Section 7.12, without charge to the holder. Upon surrender for cancellation of any one or more temporary Certificates, the Trustee shall execute, authenticate and deliver in exchange therefor definitive Certificates of like series, in authorized denominations of a like aggregate Fractional Undivided Interest. Until so exchanged, such temporary Certificates shall in all respects be entitled to the same benefits under this Basic Agreement and the related Trust Supplement as definitive Certificates of such series.

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     Section 3.04 Registration of Transfer and Exchange of Certificates. (a) The Trustee shall cause to be kept at the office or agency to be maintained by it in accordance with the provisions of Section 7.12 a register (the “Register”) for each series of Certificates in which, subject to the provisions of this Section 3.04 and the Certificates, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall initially be the registrar (the “Registrar”) for the purpose of registering Certificates of each series and transfers and exchanges of Certificates as herein provided.
          (b) Upon surrender for registration of transfer of any Certificate at the Corporate Trust Office or such other office or agency, the Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of like series, in authorized denominations of a like aggregate Fractional Undivided Interest. At the option of a Certificateholder, Certificates may be exchanged for other Certificates of like series, in authorized denominations of a like aggregate Fractional Undivided Interest, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate and deliver the Certificates that the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Registrar duly executed by the Holder thereof or his attorney duly authorized in writing.
          (c) No service charge shall be made to a Certificateholder for any registration of transfer or exchange of Certificates, but the Trustee shall require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.
          (d) All Certificates surrendered for registration of transfer and exchange shall be cancelled and subsequently destroyed by the Trustee.
     Section 3.05 Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificate is surrendered to the Registrar, or the Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Registrar and the Trustee such security, indemnity or bond, as may be required by them to save each of them harmless, then, in the absence of notice to the Registrar or the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like series and of like Fractional Undivided Interest with the same final Regular Distribution Date. In connection with the issuance of any new Certificate under this Section 3.05, the Trustee shall require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section 3.05 shall constitute conclusive evidence of the appropriate Fractional Undivided Interest in the related Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.
     Section 3.06 Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, the Trustee, the Registrar, and any Paying Agent of the Trustee may treat

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the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.02 and for all other purposes whatsoever, and neither the Trustee, the Registrar, nor any Paying Agent of the Trustee shall be affected by any notice to the contrary.
     Section 3.07 Cancellation. All Certificates surrendered for payment or transfer or exchange shall, if surrendered to any Person a party hereto other than the Registrar, be delivered by such Person to the Registrar for cancellation. No Certificates shall be authenticated in lieu of or in exchange for any Certificates cancelled as provided in this Section, except as expressly permitted by this Basic Agreement. All cancelled Certificates held by the Registrar shall be destroyed and a certification of their destruction delivered to the Trustee.
     Section 3.08 Limitation of Liability for Payments. All payments or distributions made to Certificateholders of any series under this Basic Agreement or the related Trust Supplement shall be made only from the Trust Property of the related Trust and only to the extent that the Trustee shall have sufficient income or proceeds from such Trust Property to make such payments in accordance with the terms of Article IV of this Basic Agreement and the related Trust Supplement. Each Certificateholder, by its acceptance of a Certificate, agrees that it will look solely to the income and proceeds from the Trust Property of the related Trust to the extent available for distribution to the Holder thereof as provided in this Basic Agreement and the related Trust Supplement. Nothing in this Basic Agreement shall be construed as an agreement, or otherwise creating an obligation, of the Company to pay any of the principal, premium, if any, and interest due from time to time under the Equipment Notes or in respect of the Certificates. The Company is a party to this Agreement solely for purposes of meeting the requirements of the Trust Indenture Act, and therefore shall not have any right, obligation or liability hereunder (except as otherwise expressly provided herein).
     Section 3.09 Book-Entry and Definitive Certificates. (a) The Certificates of each series may be issued in the form of one or more typewritten Certificates representing the Book-Entry Certificates of such series, to be delivered to DTC, the initial Clearing Agency, by, or on behalf of, the Company. In such case, the Certificates of such series delivered to DTC shall initially be registered on the Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Certificate Owner will receive a definitive certificate representing such Certificate Owner’s interest in the Certificates of such series, except as provided above and in Subsection (d) below. Unless and until definitive, fully registered Certificates of such series (the “Definitive Certificates”) have been issued pursuant to Subsection (d) below:
          (i) the provisions of this Section 3.09 shall be in full force and effect;
          (ii) the Company, the Paying Agent, the Registrar and the Trustee may deal with the Clearing Agency Participants for all purposes (including the making of distributions on the Certificates) as the authorized representatives of the Certificate Owners;
          (iii) to the extent that the provisions of this Section 3.09 conflict with any other provisions of this Basic Agreement or any Trust Supplement (other than the

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provisions of any Trust Supplement amending this Section 3.09 as permitted by this Basic Agreement), the provisions of this Section 3.09 shall control;
          (iv) the rights of Certificate Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency Participants; and until Definitive Certificates are issued pursuant to Subsection (d) below, the Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest and premium, if any, on the Certificates to such Clearing Agency Participants; and
          (v) whenever this Basic Agreement or any Trust Supplement requires or permits actions to be taken based upon instructions or directions of Certificateholders of such series holding Certificates of such series evidencing a specified percentage of the Fractional Undivided Interests in the related Trust, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Certificate Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in Certificates of such series and has delivered such instructions to the Trustee. The Trustee shall have no obligation to determine whether the Clearing Agency has in fact received any such instructions.
          (b) Whenever notice or other communication to the Certificateholders of such series is required under this Basic Agreement or the related Trust Supplement, unless and until Definitive Certificates shall have been issued pursuant to Subsection (d) below, the Trustee shall give all such notices and communications specified herein to be given to Certificateholders of such series to holders of Definitive Certificates at the address reflected on the Register and to the Clearing Agency and/or the Clearing Agency Participants, and shall make available additional copies as requested by such Clearing Agency Participants.
          (c) Unless and until Definitive Certificates of a series are issued pursuant to Subsection (d) below, on the Record Date prior to each applicable Regular Distribution Date and Special Distribution Date, the Trustee will request from DTC a Securities Position Listing (as defined in the Letter of Representations) setting forth the names of all Clearing Agency Participants reflected on DTC’s books as holding interests in the Certificates of such series on such Record Date. The Trustee shall mail to each such Clearing Agency Participant, the statements described in Section 4.03 hereof and will make available additional copies as requested by such Clearing Agency Participant to be available for forwarding to Certificate Owners.
          (d) If with respect to the Certificates of any series, (i) the Company notifies the Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities and the Trustee or the Company is unable to locate and appoint a qualified successor, (ii) the Company at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of an Event of Default, Certificate Owners of Book-Entry Certificates of such series evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the related Trust, by Act of

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said Certificate Owners delivered to the Company and the Trustee, advise the Company, the Trustee and the Clearing Agency through the Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Certificate Owners of such series, then the Trustee shall notify all Certificate Owners of such series, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates. Upon surrender to the Trustee of all the Certificates of such series held by the Clearing Agency, accompanied by registration instructions from the Clearing Agency for registration of Definitive Certificates in the names of Certificate Owners of such series, the Trustee shall issue and deliver the Definitive Certificates of such series in accordance with the instructions of the Clearing Agency. Neither the Company, the Registrar, the Paying Agent nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such registration instructions. Upon the issuance of Definitive Certificates of such series, the Trustee shall recognize the Person in whose name such Definitive Certificates are registered in the Register as Certificateholders of such series hereunder. Neither the Company nor the Trustee shall be liable if the Trustee or the Company is unable to locate a qualified successor Clearing Agency.
          (e) Except as otherwise provided in the related Trust Supplement, the Trustee shall enter into the applicable Letter of Representations with respect to each series of Certificates and fulfill its responsibilities thereunder.
          (f) The provisions of this Section 3.09 may be made inapplicable to any series or may be amended with respect to any series in the related Trust Supplement.
ARTICLE IV
DISTRIBUTIONS; STATEMENTS TO CERTIFICATEHOLDERS
     Section 4.01 Certificate Account and Special Payments Account. (a) The Trustee shall establish and maintain on behalf of the Certificateholders of each series a Certificate Account as one or more non-interest-bearing accounts. The Trustee shall hold the Certificate Account in trust for the benefit of the Certificateholders of such series, and shall make or permit withdrawals therefrom only as provided in this Basic Agreement or the related Trust Supplement. On each day when a Scheduled Payment is made under any Indenture to the Trustee, as holder of the Equipment Notes issued under such Indenture, the Trustee upon receipt shall immediately deposit the aggregate amount of such Scheduled Payment in the applicable Certificate Account.
          (b) The Trustee shall establish and maintain on behalf of the Certificateholders of each series a Special Payments Account as one or more accounts, which shall be non-interest-bearing except as provided in Section 4.04. The Trustee shall hold such Special Payments Account in trust for the benefit of the Certificateholders of such series, and shall make or permit withdrawals therefrom only as provided in this Basic Agreement or the related Trust Supplement. On each day when one or more Special Payments is made under any Indenture to the Trustee, as holder of the Equipment Notes issued under such Indenture, the Trustee upon receipt shall immediately deposit the aggregate amounts of such Special Payments in the applicable Special Payments Account.

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          (c) The Trustee shall present to the Indenture Trustee to which an Equipment Note relates such Equipment Note on the date of its stated final maturity, or in the case of any Equipment Note which is to be prepaid or purchased in whole pursuant to the relevant Indenture, on the applicable prepayment or purchase date under such Indenture.
     Section 4.02 Distributions from Certificate Account and Special Payments Account. (a) On each Regular Distribution Date with respect to a series of Certificates or as soon thereafter as the Trustee has confirmed receipt of the payment of the Scheduled Payments due on the Equipment Notes held in the related Trust on such date, the Trustee shall distribute out of the applicable Certificate Account the entire amount deposited therein on account of Scheduled Payments pursuant to Section 4.01(a). There shall be so distributed to each Certificateholder of record on the Record Date with respect to such Regular Distribution Date (other than as provided in Section 11.01 concerning the final distribution) (i) by check mailed to such Certificateholder at the address appearing in the Register or (ii) prior to the time Definitive Certificates are issued, by wire transfer of same-day funds to the account designated by the Certificateholder to the Trustee on or prior to the Record Date relating to such Regular Distribution Date, such Certificateholder’s pro rata share (based on the aggregate Fractional Undivided Interest in the related Trust held by such Certificateholder) of the aggregate amount in the applicable Certificate Account.
          (b) On each Special Distribution Date with respect to any Special Payment with respect to a series of Certificates or as soon thereafter as the Trustee has confirmed receipt of the Special Payments due on the Equipment Notes held in the related Trust or realized upon the sale of any such Equipment Note, the Trustee shall distribute out of the applicable Special Payments Account the entire amount deposited therein on account of Special Payments pursuant to Section 4.01(b). There shall be so distributed to each Certificateholder of record of such series on the Record Date with respect to such Special Distribution Date (other than as provided in Section 11.01 concerning the final distribution) (i) by check mailed to such Certificateholder at the address appearing in the Register or (ii) prior to the time Definitive Certificates are issued, by wire transfer of same-day funds to the account designated by the Certificateholder to the Trustee on or prior to the Record Date relating to such Special Distribution Date, such Certificateholder’s pro rata share (based on the aggregate Fractional Undivided Interest in the related Trust held by such Certificateholder) of the aggregate amount in the applicable Special Payments Account on account of such Special Payment.
          (c) The Trustee shall at the expense of the Company cause notice of each Special Payment with respect to a series of Certificates to be mailed to each Certificateholder of such series at his address as it appears in the Register. In the event of a prepayment or purchase of Equipment Notes held in the related Trust, such notice shall be mailed not less than 20 days prior to the date any such Special Payment is scheduled to be distributed. In the case of any other Special Payments, such notice shall be mailed as soon as practicable after the Trustee has confirmed that it has received funds for such Special Payment, stating the Special Distribution Date for such Special Payment which shall occur not less than 15 days after the date of such notice and as soon as practicable thereafter. Notices mailed by the Trustee shall set forth:
          (i) the Special Distribution Date and the Record Date therefor (except as otherwise provided in Section 11.01);

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          (ii) the amount of the Special Payment for each $1,000 face amount Certificate and the amount thereof constituting principal, premium, if any, and interest;
          (iii) the reason for the Special Payment; and
          (iv) if the Special Distribution Date is the same date as a Regular Distribution Date for the Certificates of such series, the total amount to be received on such date for each $1,000 face amount Certificate.
     If the amount of premium payable upon the prepayment or purchase of an Equipment Note has not been calculated at the time that the Trustee mails notice of a Special Payment, it shall be sufficient if the notice sets forth the other amounts to be distributed and states that any premium received will also be distributed.
     Section 4.03 Statements to Certificateholders. (a) On each Regular Distribution Date and Special Distribution Date, if any, with respect to a series of Certificates the Trustee will include with each distribution to Certificateholders of the related series a statement, giving effect to such distribution to be made on such Regular Distribution Date or Special Distribution Date, as the case may be, setting forth the following information (per a $1,000 face amount Certificate as to (i) and (ii) below):
          (i) the amount of such distribution allocable to principal and the amount allocable to premium, if any;
          (ii) the amount of such distribution allocable to interest; and
          (iii) the Pool Balance and the Pool Factor of the related Trust.
     With respect to the Certificates registered in the name of a Clearing Agency or its nominee, on the Record Date prior to each Distribution Date, the Trustee will request that such Clearing Agency post on its Internet bulletin board a securities position listing setting forth the names of all Clearing Agency Participants reflected on such Clearing Agency’s books as holding interests in the Certificates on such Record Date. On each Distribution Date, the applicable Trustee will mail to each such Clearing Agency Participant the statement described above and will make available additional copies as requested by such Clearing Agency Participant for forwarding to holders of interests in the Certificates.
          (b) Within a reasonable period of time after the end of each calendar year but not later than the latest date permitted by law, the Trustee shall furnish to each Person who at any time during such calendar year was a Certificateholder of record a statement containing the sum of the amounts determined pursuant to clauses (a)(i) and (a)(ii) with respect to the related Trust for such calendar year or, in the event such Person was a Certificateholder of record during a portion of such calendar year, for the applicable portion of such year, and such other items as are readily available to the Trustee and which a Certificateholder shall reasonably request as necessary for the purpose of such Certificateholder’s preparation of its Federal Income tax returns. With respect to Certificates registered in the name of a Clearing Agency or its nominee, such statement and such other items shall be prepared on the basis of information supplied to the Trustee by the Clearing Agency Participants and shall be delivered by the Trustee to such

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Clearing Agency Participants to be available for forwarding by such Clearing Agency Participants to the holders of interests in the Certificates in the manner described in Section 4.03(a).
     Section 4.04 Investment of Special Payment Moneys. Any money received by the Trustee pursuant to Section 4.01(b) representing a Special Payment which is not to be promptly distributed shall, to the extent practicable, be invested in Permitted Government Investments by the Trustee pending distribution of such Special Payment pursuant to Section 4.02. Any investment made pursuant to this Section 4.04 shall be in such Permitted Government Investments having maturities not later than the date that such moneys are required to be used to make the payment required under Section 4.02 on the applicable Special Distribution Date and the Trustee shall hold any such Permitted Government Investments until maturity. The Trustee shall have no liability with respect to any investment made pursuant to this Section 4.04, other than by reason of the willful misconduct or negligence of the Trustee. All income and earnings from such investments shall be distributed on such Special Distribution Date as part of such Special Payment.
ARTICLE V
THE COMPANY
     Section 5.01 Maintenance of Corporate Existence. The Company, at its own costs and expense, will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises, except as otherwise specifically permitted in Section 5.02; provided, however, that the Company shall not be required to preserve any right or franchise if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not prejudicial in any material respect to the Certificateholders.
     Section 5.02 Consolidation, Merger or Sale of Assets Permitted. (a) The Company covenants that it will not consolidate with or merge into any other Person or sell, convey or otherwise dispose of all or substantially all of its assets as an entirety to any Person unless the successor or transferee Person (if other than the Company) shall be an entity organized and existing under the laws of the United States of America or a state thereof or the District of Columbia, and such corporation shall expressly assume the due and punctual performance and observance of all of the covenants and conditions of this Basic Agreement and the related Trust Supplement to be performed by the Company by supplemental agreement given by such successor corporation to the Trustee.
          (b) The Company agrees with the Certificateholders of each series that, immediately prior to and after giving effect to any transaction described in Section 5.02(a), no Event of Default with respect to Equipment Notes held in the related Trust (which, in the case of Equipment Notes secured by Equipment that is leased to the Company, arose solely as a result of an event of default under the related Lease) and no Indenture Event of Default with respect to such Equipment Notes (which, in the case of Equipment Notes secured by Equipment that is leased to the Company, arose solely as a result of an event of default under the related Lease), and no event that, after notice or lapse of time, or both, would become such an Event of Default

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or such an Indenture Event of Default, shall have occurred and be continuing. The Trustee, subject to the provisions of Sections 7.01 and 7.02, may receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale or conveyance, and any such assumption complies with the provisions of this Section 5.02.
          (c) In case of any such merger, consolidation, sale, conveyance or other disposition and upon any such assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Company hereunder, with the same effect as if it had been named herein as the party of the first part.
ARTICLE VI
DEFAULT
     Section 6.01 Events of Default. If in respect of any Trust, any Indenture Event of Default under any applicable Indenture (an “Event of Default”) shall occur and be continuing, then, and in each and every case, so long as such Indenture Event of Default shall be continuing, the Trustee may vote all of the Equipment Notes issued under the applicable Indenture and held in the Trust, and upon the direction of the Certificateholders evidencing Fractional Undivided Interests aggregating not less than a majority in interest in such Trust, the Trustee shall vote a corresponding majority of such Equipment Notes, in favor of directing the Indenture Trustee under such Indenture, to declare the unpaid principal amount of the Equipment Notes then outstanding to which such Event of Default relates and accrued interest thereon to be due and payable under, and in accordance with the provisions of, the applicable Indenture. In addition, if an Indenture Event of Default shall have occurred and be continuing under any Indenture, the Trustee may in accordance with the applicable Indenture vote the Equipment Notes held in the Trust to which such Event of Default relates to direct the Indenture Trustee regarding the exercise of remedies provided in such Indenture.
     In addition, after an Event of Default shall have occurred and be continuing with respect to any Equipment Notes, the Trustee may in its discretion, and upon the direction of the Certificateholders evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the related Trust shall, by such officer or agent as it may appoint, sell, convey, transfer and deliver such Equipment Note or Equipment Notes, without recourse to or warranty by the Trustee or any Certificateholder, to any Person. In any such case, the Trustee shall sell, assign, contract to sell or otherwise dispose of and deliver such Equipment Note or Equipment Notes in one or more parcels at public or private sale or sales, at any location or locations at the option of the Trustee, all upon such terms and conditions as it may reasonably deem advisable and at such prices as it may reasonably deem advisable, for cash. If the Trustee so decides or is required to sell or otherwise dispose of any Equipment Note pursuant to this Section, the Trustee shall take such of the actions described above as it may reasonably deem most effectual to complete the sale or other disposition of such Equipment Note, so as to provide for the payment in full of all amounts due on the related series of Certificates. The Trustee shall give notice to the Company promptly after any such sale. Notwithstanding the foregoing, any action taken by the Trustee under this Section shall not, in the reasonable judgment of the Trustee, be adverse to the best interests of the Certificateholders of such series.

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     Section 6.02 Incidents of Sale of Equipment Notes. Upon any sale of all or any part of the Equipment Notes made either under the power of sale given under this Basic Agreement or the related Trust Supplement or otherwise for the enforcement of this Basic Agreement or the related Trust Supplement, the following shall be applicable:
          (a) Certificateholders and Trustee May Purchase Equipment Notes. Any Certificateholder, the Trustee in its individual or any other capacity or any other Person may bid for and purchase any of the Equipment Notes, and upon compliance with the terms of sale, may hold, retain, possess and dispose of such Equipment Notes in their or its or his own absolute right without further accountability.
          (b) Receipt of Trustee Shall Discharge Purchaser. The receipt of the Trustee or of the officer making such sale shall be a sufficient discharge to any purchaser for his purchase money, and, after paying such purchase money and receiving such receipt, such purchaser or his personal representative or assigns shall not be obliged to see to the application of such purchase money, or be in any way answerable for any loss, misapplication or non-application thereof.
          (c) Application of Moneys Received upon Sale. Any moneys collected by the Trustee upon any sale made either under the power of sale given by this Basic Agreement and the related Trust Supplement or otherwise for the enforcement of this Basic Agreement and the related Trust Supplement, shall be applied as provided in Section 4.02.
     Section 6.03 Judicial Proceedings Instituted by Trustee.
          (a) Trustee May Bring Suit. If there shall be a failure to make payment of the principal of, premium, if any, or interest on any Equipment Note, or if there shall be any failure to pay Rent (as defined in the applicable Lease) under any Lease when due and payable, then the Trustee, in its own name, and as trustee of an express trust, as holder of such Equipment Notes, shall be, to the extent permitted by and in accordance with the terms of the Note Documents, entitled and empowered to institute any suits, actions or proceedings at law, in equity or otherwise, for the collection of the sums so due and unpaid or proceedings at law, in equity or otherwise, for the collection of the sums so due and unpaid on such Equipment Notes or under such Lease and may prosecute any such claim or proceeding to judgment or final decree with respect to the whole amount of any such sums so due and unpaid.
          (b) Trustee May File Proofs of Claim; Appointment of Trustee as Attorney-in-Fact in Judicial Proceedings. The Trustee in its own name, or as trustee of an express trust, or as attorney-in-fact for the Certificateholders of any series, or in any one or more of such capacities (irrespective of whether distributions on the Certificates of any series shall then be due and payable, or the payment of the principal on any Equipment Notes shall then be due and payable, as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand to the relevant Indenture Trustee for the payment of overdue principal, premium (if any) or interest on the Equipment Notes), shall be entitled and empowered to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Certificateholders of any series allowed in any receivership, insolvency, bankruptcy, liquidation, readjustment, reorganization or any other

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judicial proceedings relative to the Company or any Owner Trustee or Owner Participant, their respective creditors or property. Any receiver, assignee, trustee, liquidator, sequestrator (or similar official) in any such judicial proceeding is hereby authorized by each Certificateholder to make payments in respect of such claim to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Certificateholders of any series, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel. Nothing contained in this Basic Agreement or any related Trust Supplement shall be deemed to give to the Trustee any right to accept or consent to any plan of reorganization or otherwise by action of any character in any such proceeding or to waive or change in any way any right of any Certificateholder of any series.
     Section 6.04 Control by Certificateholders. Subject to Section 2.04, the Certificateholders holding Certificates of a series evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the related Trust shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee under this Basic Agreement or the related Trust Supplement, including any right of the Trustee as holder of the Equipment Notes, provided that:
          (1) such direction shall not be in conflict with any rule of law or with this Basic Agreement or the related Trust Supplement and would not involve the Trustee in personal liability or expense,
          (2) the Trustee shall not determine that the action so directed would be unjustly prejudicial to the Certificateholders of such series not taking part in such direction,
          (3) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and
          (4) if any Indenture Event of Default under a related Indenture shall have occurred and be continuing, such direction shall not obligate the Trustee to vote more than a corresponding majority of the related Equipment Notes held by the Trust in favor of directing any action by the Indenture Trustee with respect to such Indenture Event of Default.
     Section 6.05 Waiver of Defaults. The Certificateholders holding Certificates of a series evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust may on behalf of all of the Certificateholders of such series waive any Default or Event of Default and its consequences hereunder or under the related Trust Supplement with respect to such series or may instruct the Trustee to instruct the applicable Indenture Trustee to waive any default under the related Indenture, this Basic Agreement or the related Trust Supplement with respect to such series and its consequences, except a Default:
          (1) in the deposit of any Scheduled Payment or Special Payment under Section 4.01 or in the distribution of any payment under Section 4.02 on the Certificates of such series, or

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          (2) in the payment of the principal of, premium, if any, or interest on any Equipment Notes, or
          (3) in respect of a covenant or provision hereof which under Article IX hereof cannot be modified or amended without the consent of the Certificateholder of each Outstanding Certificate of such series affected.
     Upon any such waiver, such Default shall cease to exist with respect to the Certificates of such series, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose in respect of such series and any direction given by the Trustee on behalf of the Certificateholders of such series to the Indenture Trustee shall be annulled with respect thereto; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Upon any such waiver, the Trustee shall vote the Equipment Notes issued under the Indenture to waive the corresponding Indenture Default or Indenture Event of Default.
     Section 6.06 Undertaking to Pay Court Costs. All parties to this Basic Agreement and the related Trust Supplement, and each Certificateholder by his acceptance of a Certificate, shall be deemed to have agreed that any court may in its discretion require, in any suit, action or proceeding for the enforcement of any right or remedy under this Basic Agreement or the related Trust Supplement, or in any suit, action or proceeding against the Trustee for any action taken or omitted by it as Trustee hereunder or under the related Trust Supplement, the filing by any party litigant in such suit, action or proceeding of an undertaking to pay the costs of such suit, action or proceeding, and that such court may, in its discretion, assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, action or proceeding, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section shall not apply to (a) any suit, action or proceeding instituted by any Certificateholder or group of Certificateholders of any series evidencing Fractional Undivided Interests aggregating more than 10% of the relevant Trust, (b) any suit, action or proceeding instituted by any Certificateholder of any series for the enforcement of the distribution of payments pursuant to Section 4.02 hereof on or after the respective due dates expressed herein or (c) any suit, action or proceeding instituted by the Trustee.
     Section 6.07 Right of Certificateholders to Receive Payments Not to Be Impaired. Anything in this Basic Agreement or any Trust Supplement to the contrary notwithstanding, including without limitation Section 6.08 hereof, the right of any Certificateholder to receive distributions of payments required pursuant to Section 4.02 hereof on the Certificates when due, or to institute suit for the enforcement of any such payment on or after the applicable Regular Distribution Date or Special Distribution Date, shall not be impaired or affected without the consent of such Certificateholder.
     Section 6.08 Certificateholders May Not Bring Suit Except Under Certain Conditions. A Certificateholder of any series shall not have the right to institute any suit, action or proceeding at law or in equity or otherwise with respect to this Basic Agreement or the related Trust Supplement, for the appointment of a receiver or for the enforcement of any other remedy under this Basic Agreement or the related Trust Supplement, unless:

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          (1) such Certificateholder previously shall have given written notice to the Trustee of a continuing Event of Default;
          (2) the Certificateholders holding Certificates of such series evidencing Fractional Undivided Interests aggregating not less than a majority in interest of the Trust shall have requested the Trustee in writing to institute such action, suit or proceeding and shall have offered to the Trustee indemnity as provided in Section 7.03(e);
          (3) the Trustee shall have refused or neglected to institute any such action, suit or proceeding for 60 days after receipt of such notice, request and offer of indemnity; and
          (4) no direction inconsistent with such written request has been given to the Trustee during such 60 day period by the Certificateholders holding Certificates of such series evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the related Trust.
     It is understood and intended that no one or more of the Certificateholders of any series shall have any right in any manner whatsoever hereunder or under the related Trust Supplement or under the Certificates of such series to (i) surrender, impair, waive, affect, disturb or prejudice any property in the Trust Property of the related Trust or the lien of any applicable Indenture on any property subject thereto, or the rights of the Certificateholders of such series or the holders of the applicable Equipment Notes, (ii) obtain or seek to obtain priority over or preference to any other Certificateholder of such series or (iii) enforce any right under this Basic Agreement or the related Trust Supplement, except in the manner herein or therein provided and for the equal, ratable and common benefit of all the Certificateholders of such series subject to the provisions of this Basic Agreement and the related Trust Supplement.
     Section 6.09 Remedies Cumulative. Every remedy given hereunder to the Trustee or to any of the Certificateholders of any series shall not be exclusive of any other remedy or remedies, and every such remedy shall be cumulative and in addition to every other remedy given hereunder or now or hereafter given by statute, law, equity or otherwise.
ARTICLE VII
THE TRUSTEE
     Section 7.01 Certain Duties and Responsibilities. (a) Except during the continuance of an Event of Default,
          (1) the Trustee undertakes to perform such duties as are specifically set forth in this Basic Agreement and related Trust Supplement, and no implied covenants or obligations shall be read into this Basic Agreement or related Trust Supplement against the Trustee; and
          (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions

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expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Basic Agreement and the related Trust Supplement; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Basic Agreement and related Trust Supplement.
          (b) In case an Event of Default in respect of a Trust has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Basic Agreement and related Trust Supplement, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.
          (c) No provision of this Basic Agreement and related Trust Supplement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that
          (1) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;
          (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;
          (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Certificateholders of any series evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the relevant Trust relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Basic Agreement or any related Trust Supplement; and
          (4) no provision of this Basic Agreement or any related Trust Supplement shall require the Trustee to expend or risk its own funds in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk is not reasonably assured to it.
          (d) Whether or not herein expressly so provided, every provision of this Basic Agreement or any related Trust Supplement relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.
     Section 7.02 Notice of Defaults. As promptly as practicable after, and in any event within 90 days after, the occurrence of any Default hereunder, the Trustee shall transmit by mail to the Company, the related Owner Trustee, the related Indenture Trustee and to all Certificateholders holding Certificates of the related series in accordance with Section 313(c) of the Trust Indenture Act, as their names and addresses appear in the Register, notice of such Default hereunder known to the Trustee, unless such Default shall have been cured or waived;

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provided, however, that, except in the case of a Default in the payment of the principal of, premium, if any, or interest on any Equipment Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Certificateholders of the related series.
     Section 7.03 Certain Rights of Trustee. Subject to the provisions of Section 315 of the Trust Indenture Act: (a) the Trustee may rely and shall be protected in acting or refraining from acting in reliance upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;
          (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Request;
          (c) whenever in the administration of this Basic Agreement or any Trust Supplement the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate of the Company, any Owner Trustee or any Indenture Trustee;
          (d) the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;
          (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Basic Agreement or any Trust Supplement at the request or direction of any of the Certificateholders of any series pursuant to this Basic Agreement or any Trust Supplement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which might be incurred by it in compliance with such request or direction;
          (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document;
          (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties under this Basic Agreement or any Trust Supplement either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;
          (h) the Trustee shall not be deemed to have knowledge of a Default or Event of Default except any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge; and
          (i) delivery of reports, information and documents to the Trustee under Section 8.04(a) and (b) is for informational purposes only and the Trustee’s receipt of the

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foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, and the Trustee shall be entitled to rely conclusively on the certificates to be delivered to the Trustee under Section 8.04(d) as to the Company’s compliance with any of its covenants hereunder.
     Section 7.04 Not Responsible for Recitals or Issuance of Certificates. The recitals contained herein and in the Certificates of each series, except the certificates of authentication, shall not be taken as the statements of the Trustee, and the Trustee assumes no responsibility for their correctness. Subject to Section 7.15, the Trustee makes no representations as to the validity or sufficiency of this Basic Agreement, any Trust Supplement, the Note Documents, the Indentures, the Equipment Notes or the Certificates, except that the Trustee hereby represents and warrants that this Basic Agreement has been, and each Trust Supplement and each Certificate of each series will be, executed and delivered by one of its officers who is duly authorized to execute and deliver such document on its behalf.
     Section 7.05 May Hold Certificates. The Trustee, any Paying Agent, Registrar or any other agent, in their respective individual or any other capacity, may become the owner or pledgee of Certificates and may otherwise deal with the Company, any Owner Trustee or any Indenture Trustee with the same rights it would have if it were not Trustee, Paying Agent, Registrar or such other agent.
     Section 7.06 Money Held in Trust. Money held by the Trustee or the Paying Agent in trust under this Basic Agreement or under any Trust Supplement need not be segregated from other funds except to the extent required herein, in any Trust Supplement or by law and neither the Trustee nor the Paying Agent shall have any liability for interest upon any such moneys except as provided for herein or in any Trust Supplement.
     Section 7.07 Compensation and Reimbursement. The Company agrees
          (1) to pay, or cause to be paid, to the Trustee from time to time the compensation set forth in the schedule agreed to by the Trustee and the Company for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);
          (2) except as otherwise expressly provided herein or in any Trust Supplement, to reimburse, or cause to be reimbursed, the Trustee upon its request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Basic Agreement or any Trust Supplement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence, willful misconduct or bad faith or as may be incurred due to the Trustee’s breach of its representations and warranties set forth in Section 7.15;
          (3) to indemnify, or cause to be indemnified, the Trustee in accordance with the applicable Participation Agreement. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate

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counsel with the consent of the Company and the Company will pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent; and
          (4) to indemnify, or cause to be indemnified, the Trustee, solely in its individual capacity, for, and to hold it harmless against, any tax (other than for or with respect to any tax referred to in the next paragraph, provided that no indemnification shall be available with respect to any tax attributable to the Trustee’s compensation for serving as such) incurred without negligence, willful misconduct or bad faith, on its part, arising out of or in connection with the acceptance or administration of this Trust, including any costs and expenses incurred in contesting the imposition of any such tax. The Trustee, in its individual capacity, shall notify the Company promptly of any tax for which it may seek indemnity. The Company shall defend against the imposition of such tax and the Trustee, in its individual capacity, shall cooperate in the defense. The Trustee, in its individual capacity, may have separate counsel with the consent of the Company and the Company will pay the reasonable fees and expenses of such counsel. The Company need not pay for any taxes paid, in settlement or otherwise, without its consent.
     In addition, the Trustee shall be entitled to reimbursement from, and shall have a lien prior to the Certificates upon, all property and funds held or collected by the Trustee in its capacity as Trustee for any tax incurred without negligence, bad faith or willful misconduct, on its part, arising out of or in connection with the acceptance or administration of the Trust created pursuant to any Trust Supplement (other than any tax attributable to the Trustee’s compensation for serving as such), including any costs and expenses incurred in contesting the imposition of any such tax. If the Trustee reimburses itself for any such tax it will within 30 days mail a brief report setting forth the circumstances thereof to all Certificateholders as their names and addresses appear in the Register.
     Section 7.08 Corporate Trustee Required; Eligibility. Each Trust shall at all times have a Trustee which shall be eligible to act as a trustee under Section 310(a) of the Trust Indenture Act and which shall be a corporation organized and doing business under the laws of the United States of America or of any state, authorized under such laws to exercise corporate trust powers, having (or, in the case of a subsidiary of a bank holding company, its parent shall have) a combined capital and surplus of a least $100,000,000, and subject to supervision or examination by Federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section to act as Trustee of any Trust, the Trustee shall resign immediately in the manner and with the effect hereinafter specified in Section 7.09.
     Section 7.09 Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Trustee of any Trust and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 7.10.

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          (b) The Trustee may resign at any time as Trustee of any or all Trusts by giving written notice thereof to the Company, the Authorized Agents, the related Owner Trustee and the related Indenture Trustee. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Company, the related Owner Trustee and the related Indenture Trustee within 30 days after the giving by the Trustee of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.
          (c) The Trustee may be removed at any time as Trustee of any Trust by Act of Certificateholders of the related series holding Certificates of such series evidencing Fractional Undivided Interests aggregating not less than a majority in interest in such Trust delivered to the Trustee, and to the Company, the related Owner Trustee and the related Indenture Trustee.
          (d) If at any time in respect of any Trust:
          (1) the Trustee shall fail to comply with Section 310 of the Trust Indenture Act after written request therefor by the Company or by any Certificateholder of the related series who has been a bona fide Certificateholder for at least six months; or
          (2) the Trustee shall cease to be eligible under Section 7.08 and shall fail to resign after written request therefor by the Company or by any such Certificateholder; or
          (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;
then, in any case, (i) the Company may remove the Trustee or (ii) subject to Section 6.06, any Certificateholder of the related series who has been a bona fide Certificateholder for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee of such Trust.
          (e) If a Responsible Officer of the Trustee shall obtain actual knowledge of an Avoidable Tax (as hereinafter defined) in respect of any Trust which has been or is likely to be asserted, the Trustee shall promptly notify the Company and any related Owner Trustee and shall, within 30 days of such notification, resign hereunder unless within such 30 day period the Trustee of such Trust shall have received notice that the Company or the related Owner Trustee has agreed to pay such tax. The Company shall promptly appoint a successor Trustee of such Trust in a jurisdiction where there are no Avoidable Taxes. As used herein an Avoidable Tax with respect to a Trust means a state or local tax: (i) upon (w) such Trust, (x) the Trust Property of such Trust, (y) Certificateholders of such Trust or (z) the Trustee for which the Trustee is entitled to seek reimbursement from the Trust Property of such Trust, and (ii) which would be avoided if the Trustee were located in another state, or jurisdiction within a state, within the United States. A tax shall not be an Avoidable Tax if the Company or any related Owner Trustee shall agree to pay, and shall pay, such tax.

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          (f) If the Trustee shall resign, be removed or become incapable of acting as Trustee of any Trust, or if a vacancy shall occur in the office of the Trustee of any Trust for any cause, the Company shall promptly appoint a successor Trustee of such Trust. If, within 90 days after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee of such Trust shall be appointed by Act of the Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in such Trust delivered to the Company, any related Owner Trustee, the related Indenture Trustee and the retiring Trustee, the successor Trustee so appointed of such Trust shall, forthwith upon its acceptance of such appointment, become the successor Trustee of such Trust and supersede the successor Trustee appointed as provided above. If no successor Trustee of such Trust shall have been so appointed as provided above and accepted appointment in the manner hereinafter provided, any Certificateholder who has been a bona fide Certificateholder of the related series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee for such Trust.
          (g) The successor Trustee of a Trust shall give notice of the resignation and removal of the Trustee and appointment of the successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Certificateholders of the related series as their names and addresses appear in the Register. Each notice shall include the name of such successor Trustee and the address of its Corporate Trust Office.
     Section 7.10 Acceptance of Appointment by Successor. (a) Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee with respect to the related Trusts shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to related Trusts; but, on request of the Company or the successor Trustee, such retiring Trustee shall execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee with respect to the related Trusts, subject nevertheless to its lien, if any, provided for in Section 7.07. Upon request of any such successor Trustee, the Company, the retiring Trustee and such successor Trustee shall execute and deliver any and all instruments containing such provisions as shall be necessary or desirable to transfer and confirm to, and for more fully and certainly vesting in, such successor Trustee all such rights, powers and trusts.
          (b) If a successor Trustee is appointed with respect to one or more (but not all) Trusts, the Company, the predecessor Trustee and each successor Trustee with respect to any Trust shall execute and deliver an agreement supplemental hereto which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor Trustee with respect to the Trusts as to which the predecessor Trustee is not retiring shall continue to be vested in the predecessor Trustee, and shall add to or change any of the provisions of this Basic Agreement as shall be necessary to provide for or facilitate the administration of the Trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental agreement shall constitute such Trustee co-Trustees of the same Trust and that each such Trustee shall be Trustee of separate Trusts.

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     Section 7.11 Merger, Conversion, Consolidation or Succession to Business. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee, including the administration of the Basic Agreement, shall be the successor of the Trustee hereunder, provided such Person shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Certificates shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Certificates so authenticated with the same effect as if such successor Trustee had itself authenticated such Certificates.
     Section 7.12 Maintenance of Agencies. (a) With respect to each series of Certificates, there shall at all times be maintained in the Borough of Manhattan, The City of New York, an office or agency where Certificates of such series may be presented or surrendered for registration of transfer or for exchange, and for payment thereof and where notices and demands to or upon the Trustee in respect of the Certificates or of this Basic Agreement or any Trust Supplement may be served. Such office or agency shall be initially at U.S. Bank Trust National Association, 100 Wall Street, Suite 1600, New York, NY 10005, Attention: Corporate Trust Services (GATX Corporation 200_-___Pass Through Trust Agreement). Written notice of the location of each such other office or agency and of any change of location thereof shall be given by the Trustee to the Company, the Owner Trustees, the Indenture Trustees and the Certificateholders of such series. In the event that no such office or agency shall be maintained or no such notice of location or of change of location shall be given, presentations and demands may be made and notices may be served at the Corporate Trust Office of the Trustee.
          (b) There shall at all times be a Registrar and a Paying Agent with respect to the Certificates of each series. Each such Authorized Agent shall be a bank or trust company, shall be a corporation organized and doing business under the laws of the United States or any state, with (or, in the case of a subsidiary of a bank holding company, its parent shall have) a combined capital and surplus of at least $100,000,000, and shall be authorized under such laws to exercise corporate trust powers, subject to supervision by Federal or state authorities. The Trustee shall initially be the Paying Agent and, as provided in Section 3.04, Registrar hereunder with respect to the Certificates of each series. Each Registrar shall furnish to the Trustee, at stated intervals of not more than six months, and at such other times as the Trustee may request in writing, a copy of the Register.
          (c) Any Person into which any Authorized Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, consolidation or conversion to which any Authorized Agent shall be a party, or any Person succeeding to the corporate trust business of any Authorized Agent, shall be the successor of such Authorized Agent hereunder, if such successor Person is otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the parties hereto or such Authorized Agent or such successor Person.

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          (d) Any Authorized Agent may at any time resign by giving written notice of resignation to the Trustee, the Company, any related Owner Trustees and the related Indenture Trustees. The Company may, and at the request of the Trustee shall, at any time terminate the agency of any Authorized Agent by giving written notice of termination to such Authorized Agent and to the Trustee. Upon the resignation or termination of an Authorized Agent or in case at any time any such Authorized Agent shall cease to be eligible under this Section (when, in either case, no other Authorized Agent performing the functions of such Authorized Agent shall have been appointed), the Company shall promptly appoint one or more qualified successor Authorized Agents, reasonably satisfactory to the Trustee, to perform the functions of the Authorized Agent which has resigned or whose agency has been terminated or who shall have ceased to be eligible under this Section. The Company shall give written notice of any such appointment made by it to the Trustee, any related Owner Trustees and the related Indenture Trustees; and in each case the Trustee shall mail notice of such appointment to all Certificateholders of the related series as their names and addresses appear on the Register for such series.
          (e) The Company agrees to pay, or cause to be paid, from time to time to each Authorized Agent the compensation as set forth in the schedule agreed to by each Authorized Agent and the Company for its services and to reimburse it for its reasonable expenses.
     Section 7.13 Money for Certificate Payments to Be Held in Trust. All moneys deposited with any Paying Agent for the purpose of any payment on Certificates of any series shall be deposited and held in trust for the benefit of the Certificateholders entitled to such payment, subject to the provisions of this Section. Moneys so deposited and held in trust shall constitute a separate trust fund for the benefit of the Certificateholders with respect to which such money was deposited.
     The Trustee will cause each Paying Agent other than the Trustee to execute and deliver to it an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will
          (1) hold all sums held by it for payments on Certificates of any series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;
          (2) give the Trustee notice of any default by any obligor upon the Certificates of any series in the making of any such payment; and
          (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.
     The Trustee may at any time, for the purpose of obtaining the satisfaction and discharge of this Basic Agreement or for any other purpose, direct any Paying Agent to pay to the Trustee all sums held in trust by such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by such Paying Agent; and, upon such payment

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by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.
     Section 7.14 Registration of Equipment Notes in Trustee’s Name. The Trustee agrees that all Equipment Notes and Permitted Government Investments, if any, shall be issued in the name of the Trustee for the applicable Trust or its nominee and held by the Trustee, or, if not so held, the Trustee or its nominee shall be reflected as the owner of such Equipment Notes or Permitted Government Investments, as the case may be, in the register of the issuer of such Equipment Notes, Permitted Government Investments under the applicable provisions of the Uniform Commercial Code in effect where the Trustee holds such Equipment Notes or Permitted Government Investments or other applicable law then in effect.
     Section 7.15 Representations and Warranties of Trustee. The Trustee hereby represents and warrants that:
          (i) the Trustee is a national banking association duly organized, validly existing, and in good standing under the laws of the United States of America;
          (ii) the Trustee has full power, authority and legal right to execute, deliver, and perform this Basic Agreement, each Trust Supplement and the Participation Agreements and has taken all necessary action to authorize the execution, delivery, and performance by it of this Basic Agreement;
          (iii) the execution, delivery and performance by the Trustee of this Basic Agreement (a) will not violate any provision of any United States law or regulation governing the banking and trust powers of the Trustee or any order, writ, judgment, or decree of any court, arbitrator, or governmental authority applicable to the Trustee or any of its assets, (b) will not violate any provision of the articles of association or by-laws of the Trustee, or (c) will not violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any lien on any properties included in the Trust Property or any Trust pursuant to the provisions of any mortgage, indenture, contract, agreement or other undertaking to which it is a party, which violation, default or lien could reasonably be expected to have an adverse effect on the Trustee’s performance or ability to perform its duties hereunder or thereunder or on the transactions contemplated herein or therein;
          (iv) the execution, delivery and performance by the Trustee of this Basic Agreement will not require the authorization, consent, or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any United States or other governmental authority or agency regulating the banking and corporate trust activities of the Trustee; and
          (v) this Basic Agreement has been duly executed and delivered by the Trustee and constitutes the legal, valid, and binding agreement of the Trustee, enforceable in accordance with its terms, provided that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and general principles of equity.

[Pass Through Trust Agreement]
     Section 7.16 Withholding Taxes; Information Reporting. The Trustee, as trustee of each grantor trust created by this Basic Agreement and the related Trust Supplement, shall exclude and withhold from each distribution of principal, premium, if any, and interest and other amounts due hereunder or under any Trust Supplement or under the Certificates of any series any and all withholding taxes applicable thereto as required by law. The Trustee agrees to act as such withholding agent and, in connection therewith, whenever any present or future taxes or similar charges are required to be withheld with respect to any amounts payable in respect of the Certificates of any series, to withhold such amounts and timely pay the same to the appropriate authority in the name of and on behalf of the holders of the Certificates of any series, that it will file any necessary withholding tax returns or statements when due, and that, as promptly as possible after the payment thereof, it will deliver to each holder of a Certificate of any series appropriate documentation showing the payment thereof, together with such additional documentary evidence as such holders may reasonably request from time to time. The Trustee agrees to file any other information reports as it may be required to file under United States law.
     Section 7.17 Trustee’s Liens. The Trustee, in its individual capacity, agrees that it will at its own cost and expense promptly take any action as may be necessary to duly discharge and satisfy in full any mortgage, pledge, lien, charge, encumbrance, security interest or claim (“Trustee’s Liens”) on or with respect to the Trust Property of any Trust which is either (i) attributable to the Trustee in its individual capacity and which is unrelated to the transactions contemplated by this Basic Agreement, any Trust Supplement, the related Participation Agreement or the related Note Documents, or (ii) attributable to the Trustee as trustee hereunder or in its individual capacity and which arise out of acts or omissions which are prohibited by this Basic Agreement or any Trust Supplement.
ARTICLE VIII
CERTIFICATEHOLDER’S LISTS AND REPORTS BY TRUSTEE
     Section 8.01 The Company to Furnish Trustee with Names and Addresses of Certificateholders. With respect to the Certificates of any series, the Company will furnish to the Trustee within 15 days after each Record Date with respect to a Scheduled Payment, and at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request, a list, in such form as the Trustee may reasonably require, of all information, if any, in the possession or control of the Company as to the names and addresses of the Holders of Certificates of such series, in each case as of a date not more than 15 days prior to the time such list is furnished; provided, however, that so long as the Trustee is the sole Registrar, no such list need be furnished; and provided further, however, that no such list need be furnished for so long as a copy of the Register is being furnished to the Trustee pursuant to Section 7.12(b).
     Section 8.02 Preservation of Information; Communication to Certificateholders. The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Certificateholders of each series contained in the most recent list furnished to the Trustee as provided in Section 7.12(b) or Section 8.01, as the case may be, and the names and addresses of Certificateholders of each series, received by the Trustee in its capacity as Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 7.12(b) or Section 8.01, as the case may be, upon receipt of a new list so furnished.

[Pass Through Trust Agreement]
     Section 8.03 Reports by Trustee. Within 60 days after May 15 of each year commencing with the year 2009, the Trustee shall transmit to the Certificateholders of each series, as provided in Section 313(c) of the Trust Indenture Act, a brief report dated as of such May 15, if required by Section 313(a) of the Trust Indenture Act.
     Section 8.04 Reports by Company. The Company shall: (a) file with the Trustee, within 30 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company is required to file with the Commission pursuant to section 13 or section 15(d) of the Exchange Act, as amended; or, if the Company is not required to file information, documents or reports pursuant to either of such sections, then to file with the Trustee and the Commission, in accordance with rules and regulations prescribed by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to section 13 of the Exchange Act, as amended, in respect of a security listed and registered on a national securities exchange as may be prescribed in such rules and regulations;
          (b) file with the Trustee and the Commission, in accordance with the rules and regulations prescribed by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants provided for in this Basic Agreement or any Trust Supplement, as may be required by such rules and regulations, including, in the case of annual reports, if required by such rules and regulations, certificates or opinions of independent public accountants, conforming to the requirements of Section 1.02;
          (c) transmit to all Certificateholders, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, such summaries of any information, documents and reports required to be filed by the Company pursuant to subsections (a) and (b) of this Section 8.04 as may be required by rules and regulations prescribed by the Commission; and
          (d) furnish to the Trustee, not less often than annually, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Company’s compliance with all conditions and covenants under this Basic Agreement and any Trust Supplement. For purposes of this paragraph (d), such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Basic Agreement or any Trust Supplement.
ARTICLE IX
SUPPLEMENTAL TRUST AGREEMENTS
     Section 9.01 Supplemental Trust Agreements Without Consent of Certificateholders. Without the consent of the Certificateholders of any series, the Company may, and the Trustee (subject to Section 9.03) shall at the Company’s request, at any time and from time to time enter into one or more agreements supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

[Pass Through Trust Agreement]
          (1) to evidence the succession of another corporation to the Company and the assumption by any such successor of the obligations of the Company herein contained and under the applicable Trust Supplement; or
          (2) to add to the covenants of the Company for the benefit of the Certificateholders of any series; or
          (3) to cure any ambiguity, to correct any manifest error or to correct or supplement any provision herein, in any Trust Supplement or any supplemental trust agreement which may be defective or inconsistent with any other provision herein, in any Trust Supplement or any supplemental trust agreement or to make any other provisions with respect to matters or questions arising under this Basic Agreement or any Trust Supplement, provided that any such action shall not adversely affect the interest of the Certificateholders of any series; or
          (4) to evidence and provide for the acceptance of appointment hereunder and under the applicable Trust Supplements by a successor Trustee with respect to one or more Trusts; or
          (5) to comply with any requirement of the Commission, any applicable law, rules or regulations of any exchange or quotation system on which the Certificates of any series are listed or of any regulatory body; or
          (6) to modify, eliminate or add to the provisions of this Basic Agreement to such extent as shall be necessary to continue the qualification of this Agreement (including any supplemental agreement) under the Trust Indenture Act or under any similar Federal statute hereafter enacted, and to add to this Basic Agreement such other provisions as may be expressly permitted by the Trust Indenture Act, excluding, however, the provisions referred to in Section 316(a)(2) of the Trust Indenture Act as in effect at the date as of which this Basic Agreement was executed or any corresponding provision in any similar Federal statute hereafter enacted; or
          (7) to make any other amendments or modifications hereto, provided such amendments or modifications shall only apply to Certificates of one or more series to be thereafter issued.
     Section 9.02 Supplemental Trust Agreements with Consent of Certificateholders. With respect to each separate Trust and the series of Certificates relating thereto, with the consent of the Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in such Trust, by Act of said Certificateholders delivered to the Company and the Trustee, the Company may and the Trustee (subject to Section 9.03) shall, enter into an agreement or agreements supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Basic Agreement or the related Trust Supplement to the extent applicable to such Certificateholders or of modifying in any manner the rights and obligations of the Certificateholders of such series under this Basic Agreement or the related Trust Supplement; provided, however, that no such

[Pass Through Trust Agreement]
supplemental agreement shall, without the consent of the Holder of each Outstanding Certificate affected thereby:
          (1) reduce in any manner the amount of, or delay the timing of, any receipt by the Trustee of payments on the Equipment Notes held in such Trust or distributions that are required to be made herein on any Certificate of any series, or change the coin or currency in which, any Certificate of any series is payable, or impair the right to institute suit for the enforcement of any such payment or distribution on or after the Regular Distribution Date or Special Distribution Date applicable thereto; or
          (2) permit the disposition of any Equipment Note in the Trust Property of such Trust except as permitted by this Basic Agreement or related Trust Supplement; or
          (3) reduce the percentage of the aggregate Fractional Undivided Interests of such Trust which is required for any such supplemental agreement, or reduce such percentage required for any waiver (of compliance with certain provisions of this Basic Agreement or related Trust Supplement or certain defaults hereunder and their consequences) provided for in this Basic Agreement or such Trust Supplement.
     It shall not be necessary for any Act of Certificateholders under this Section to approve the particular form of any proposed supplemental agreement, but it shall be sufficient if such Act shall approve the substance thereof.
     Section 9.03 Documents Affecting Immunity or Indemnity. If in the opinion of the Trustee any document required to be executed by it pursuant to the terms of Section 9.01 or 9.02 affects any interest, right, duty, immunity or indemnity in favor of the Trustee under this Basic Agreement or any Trust Supplement, the Trustee may in its discretion decline to execute such document.
     Section 9.04 Execution of Supplemental Trust Agreements. In executing, or accepting the additional trusts created by, any supplemental agreement permitted by this Article or the modifications thereby of the trusts created by this Basic Agreement and the related Trust Supplement, the Trustee shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental agreement is authorized or permitted by this Basic Agreement and the related Trust Supplement.
     Section 9.05 Effect of Supplemental Trust Agreements. Upon the execution of any supplemental agreement under this Article, this Basic Agreement shall be modified in accordance therewith, and such supplemental agreement shall form a part of this Basic Agreement for all purposes; and every Certificateholder of each series theretofore or thereafter authenticated and delivered hereunder shall be bound thereby to the extent applicable to such series.
     Section 9.06 Conformity to Trust Indenture Act. Every supplemental agreement executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

[Pass Through Trust Agreement]
     Section 9.07 Reference in Certificates to Supplemental Trust Agreements. Certificates of each series authenticated and delivered after the execution of any supplemental agreement applicable to such series pursuant to this Article may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental agreement; and, in such case, suitable notation may be made upon Outstanding Certificates of such series after proper presentation and demand.
ARTICLE X
AMENDMENTS TO INDENTURES AND NOTE DOCUMENTS
     Section 10.01 Amendments and Supplements to Indenture and Other Note Documents. In the event that the Trustee, as holder of any Equipment Note in trust for the benefit of the Certificateholders of any series, receives a request for a consent to any amendment, modification, waiver or supplement under any related Indenture or other related Note Document, which requires the consent of the Certificateholders of such series, the Trustee shall forthwith send a notice of such proposed amendment, modification, waiver or supplement, to each Certificateholder of such series registered on the Register as of such date. The Trustee shall request from the Certificateholders of such series Directions as to (i) whether or not to direct the applicable Indenture Trustee to take or refrain from taking any action which a holder of such Equipment Note has the option to direct, (ii) whether or not to give or execute any waivers, consents, amendments, modifications or supplements as a holder of such Equipment Note and (iii) how to vote any Equipment Note if a vote has been called for with respect thereto. Provided such a request for Certificateholder Direction shall have been made, in directing any action or casting any vote or giving any consent as the holder of any Equipment Note, the Trustee shall vote or consent with respect to such Equipment Note in the same proportion as the Certificates of such series were actually voted by Acts of Holders delivered to the Trustee prior to two Business Days before the Trustee directs such action or casts such vote or gives such consent. Notwithstanding the foregoing, but subject to Section 6.04, in the case that an Event of Default hereunder with respect to such series shall have occurred and be continuing, the Trustee may, in its own discretion and at its own direction, consent and notify the applicable Indenture Trustee of such consent to any amendment, modification, waiver or supplement under the applicable Indenture or other related Note Document.
ARTICLE XI
TERMINATION OF TRUST
     Section 11.01 Termination of the Trust. With respect to each Trust created hereby and by its related Trust Supplement, the respective obligations and responsibilities of the Company and the Trustee created hereby and thereby and such Trust created hereby and thereby shall terminate upon the distribution to all Certificateholders of the related series of all amounts required to be distributed to them pursuant to this Basic Agreement and the related Trust Supplement and the disposition of all property held as part of the Trust Property of such Trust; provided, however, that in no event shall such Trust continue beyond the final expiration date determined as provided in such Trust Supplement.

[Pass Through Trust Agreement]
     Notice of any termination of a Trust, specifying the applicable Regular Distribution Date (or Special Distribution Date, as the case may be) upon which the Certificateholders of any series may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be mailed promptly by the Trustee to Certificateholders of such series not earlier than the 60th day and not later than the 20th day next preceding such final distribution specifying (A) the Regular Distribution Date (or Special Distribution Date, as the case may be) upon which final payment of the Certificates of such series will be made upon presentation and surrender of Certificates of such series at the office or agency of the Trustee therein specified, (B) the amount of any such final payment, and (C) that the Record Date otherwise applicable to such Regular Distribution Date (or Special Distribution Date, as the case may be) is not applicable, payments being made only upon presentation and surrender of the Certificates of such series at the office or agency of the Trustee therein specified. The Trustee shall give such notice to the Registrar at the time such notice is given to Certificateholders of such series. Upon presentation and surrender of the Certificates of such series, the Trustee shall cause to be distributed to Certificateholders of such series amounts distributable on such Regular Distribution Date or Special Distribution Date, as the case may be, pursuant to Section 4.02.
     In the event that all of the Certificateholders of such series shall not surrender their Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders of such series to surrender their Certificates for cancellation and receive the final distribution with respect thereto. In the event that any money held by the Trustee for the payment of distributions on the Certificates of such series shall remain unclaimed for two years (or such lesser time as the Trustee shall be satisfied, after sixty days’ notice from the Company, is one month prior to the escheat period provided under applicable law) after the final distribution date with respect thereto, the Trustee shall pay to the applicable Indenture Trustee the appropriate amount of money relating to such Indenture Trustee and shall give written notice thereof to the applicable Owner Trustee and the Company.
ARTICLE XII
MISCELLANEOUS PROVISIONS
     Section 12.01 Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder of any series shall not operate to terminate this Basic Agreement, the related Trust Supplement or the related Trust, nor entitle such Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the related Trust, nor otherwise affect the rights, obligations, and liabilities of the parties hereto or any of them.
     Section 12.02 Certificates Nonassessable and Fully Paid. Certificateholders of each series shall not be personally liable for obligations of the related Trust, the Fractional Undivided Interests represented by the Certificates of any series shall be nonassessable for any losses or expenses of the related Trust or for any reason whatsoever, and Certificates of such series upon authentication thereof by the Trustee pursuant to Section 3.02 are and shall be deemed fully paid. No Certificateholder of such series shall have any right (except as expressly provided herein) to vote or in any manner otherwise control the operation and management of the related Trust

[Pass Through Trust Agreement]
Property, the related Trust, or the obligations of the parties hereto, nor shall anything set forth herein, or contained in the terms of the Certificates of such series, be construed so as to constitute the Certificateholders of such series from time to time as partners or members of an association.
     Section 12.03 Notices. With respect to Certificates of each series, all demands, notices, and communications under the Basic Agreement or such Trust Supplement with respect to such Trust shall be in writing, personally delivered or mailed by certified mail-return receipt requested, and shall be deemed to have been duly given upon receipt, in the case of the Company, at the following address: GATX Corporation, 222 West Adams Street, Chicago, Illinois 60606, Attention: Treasurer, and, in the case of the Trustee, at the following address: U.S. Bank Trust National Association, 300 Delaware Avenue, 9th Floor, Mail Code: EX-DE-WDAW, Wilmington, DE 19801, Ref: GATX Trust No. 20_-___, Attention: Corporate Trust Services or, in each case, at such other address as shall be designated by such party in a written notice to the other parties. Any notice required or permitted to be given to a Certificateholder of any series hereunder shall be mailed by first class mail, postage prepaid, at the address of such Holder as shown in the Register. Any notice so mailed within the time prescribed in this Basic Agreement or the related Trust Supplement shall be conclusively presumed to have been duly given, whether or not the Certificateholder of such series received such notice. The Trustee shall promptly furnish the Company with a copy of each demand, notice or written communication received by the Trustee hereunder from any Certificateholder of any series, any Owner Trustee or any Indenture Trustee.
     Section 12.04 Governing Law. THIS BASIC AGREEMENT AND THE CERTIFICATES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
     Section 12.05 Severability of Provisions. If any one or more of the covenants, agreements, provisions, or terms of this Basic Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Basic Agreement and shall in no way affect the validity or enforceability of the other provisions of this Basic Agreement or any Trust, or of the rights of the Certificateholders thereof.
     Section 12.06 Trust Indenture Act Controls. This Basic Agreement and any Trust Supplement are subject to the provisions of the Trust Indenture Act and shall, to the extent applicable, be governed by such provisions.
     Section 12.07 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
     Section 12.08 Successors and Assigns. All covenants, agreements, representations and warranties in this Basic Agreement by the Trustee and the Company shall bind and, to the extent

[Pass Through Trust Agreement]
permitted hereby, shall inure to the benefit of and be enforceable by their respective successors and assigns, whether so expressed or not.
     Section 12.09 Benefits of Agreement. Nothing in this Basic Agreement or in the Certificates of any series express or implied, shall give to any person, other than the parties hereto and their successors hereunder, and the Certificateholders, any benefit or any legal or equitable right, remedy or claim under this Basic Agreement.
     Section 12.10 Legal Holidays. In any case where any Regular Distribution Date or Special Distribution Date relating to any Certificate of any series shall not be a Business Day, then (notwithstanding any other provision of this Basic Agreement) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such Regular Distribution Date or Special Distribution Date, and no interest shall accrue during the intervening period.
     Section 12.11 Counterparts. For the purpose of facilitating the execution of this Basic Agreement and for other purposes, this Basic Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.
     Section 12.12 Intention of Parties. The parties hereto intend that each Trust be classified for U.S. federal income tax purposes as a grantor trust under Subpart E, Part I of Subchapter J of the Internal Revenue Code of 1986, as amended, and not as a trust or association taxable as a corporation or as a partnership. The powers granted and obligations undertaken pursuant to this Agreement shall be so construed so as to further such intent.

[Pass Through Trust Agreement]
     IN WITNESS WHEREOF, the Company and the Trustee have caused this Basic Agreement to be duly executed and attested by their respective officers, all as of the day and year first above written.

GATX CORPORATION

By:

Name:
Title:

U.S. BANK TRUST NATIONAL ASSOCIATION, as Trustee

By:

Name:
Title:

[Pass Through Trust Agreement]
EXHIBIT A
FORM OF CERTIFICATE
     [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. TRANSFERS OF THIS BOOK-ENTRY CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS BOOK-ENTRY CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 3.10 AND 3.11 OF THE PASS THROUGH TRUST AGREEMENT REFERRED TO HEREIN.]*
     BY YOUR ACQUISITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN, YOU REPRESENT AND AGREE, FOR THE BENEFIT OF THE INDENTURE TRUSTEE, THE TRUSTEE, [THE LESSORS HEREIN REFERRED TO] AND GATX CORPORATION, THAT (A) YOU ARE NOT A PLAN (AS DEFINED BELOW) AND THAT YOU ARE NOT PURCHASING OR HOLDING SUCH CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, OR WITH THE ASSETS OF, A PLAN OR (B) YOUR PURCHASE, HOLDING AND DISPOSITION OF THIS CERTIFICATE OR INTEREST HEREIN IS EXEMPT FROM THE PROHIBITED TRANSACTION RULES OF ERISA (AS DEFINED BELOW) AND THE CODE (AS DEFINED BELOW) PURSUANT TO ONE OR MORE APPLICABLE STATUTORY OR ADMINISTRATIVE PROHIBITED TRANSACTION EXEMPTIONS. FOR THESE PURPOSES, A “PLAN” INCLUDES AN “EMPLOYEE BENEFIT PLAN” (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) SUBJECT TO TITLE I OF ERISA, A “PLAN” (AS DEFINED IN SECTION 4975(E)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”)), OR ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF ANY SUCH EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN THE ENTITY.
GATX Corporation ___ PASS THROUGH TRUST

*	To be included on the face of each Book-Entry Certificate.
EXHIBIT A

[Pass Through Trust Agreement]
___% Pass Through
Certificate, Series ____
CUSIP ___
Final Regular Distribution Date:
evidencing a fractional undivided interest in a trust, the property of which includes certain Equipment Notes secured by certain railroad rolling stock [leased to][owned by] by GATX Corporation.

Certificate No. ___	$ Fractional Undivided Interest representing ___. of the Trust per $1,000 face amount
     THIS CERTIFIES THAT                                         , for value received, is the registered owner of a $                     (                     dollars) Fractional Undivided Interest in GATX Corporation ___ Pass Through Trust (the “Trust”) created by U.S. Bank Trust National Association as trustee (the "Trustee”), pursuant to a Pass Through Trust Agreement dated as of November ___, 2008 and a related Trust Supplement dated as of November ___, 2008 (collectively, the “Agreement”) between the Trustee and GATX Corporation, a corporation incorporated under New York law (the “Company”), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is one of the duly authorized Certificates designated as “___% Pass Through Certificates, Series ___” (herein called the “Certificates”). This Certificate is issued under and is subject to the terms, provisions, and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. The property of the Trust includes certain Equipment Notes (the “Trust Property”). The Equipment Notes are secured by a security interest in railroad rolling stock [leased to][owned by] the Company.
     The Certificates represent fractional undivided interests in the Trust and the Trust Property, and have no rights, benefits or interest in respect of any other separate trust established pursuant to the terms of the Agreement for any other series of certificates issued pursuant thereto.
     Subject to and in accordance with the terms of the Agreement, from funds then available to the Trustee, there will be distributed on each                      and                      (a “Regular Distribution Date”), commencing on                     , to the person in whose name this Certificate is registered at the close of business on the day of the month which is 15 days preceding the Regular Distribution Date, an amount in respect of the Scheduled Payments on the Equipment Notes due on such Regular Distribution Date, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Scheduled Payments. Subject to and in accordance with the terms of the Agreement, in the event that Special Payments on the Equipment Notes are received by the Trustee, from funds then available to the Trustee, there shall be distributed on the applicable Special Distribution Date, to the Person in whose name this Certificate is registered at the close of business on the day of the month which is 15 days
EXHIBIT A

[Pass Through Trust Agreement]
preceding the Special Distribution Date, an amount in respect of such Special Payments on the Equipment Notes, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Special Payments so received. If a Regular Distribution Date or Special Distribution Date is not a Business Day, distribution shall be made on the immediately following Business Day. The Special Distribution Date shall be the ___th day of the month determined as provided in the Agreement. The Trustee shall mail notice of each Special Payment and the Special Distribution Date therefor to the Holders of the Certificates.
     Distributions on this Certificate will be made by the Trustee (i) by check mailed to the person entitled thereto or (ii) prior to the time Definitive Certificates are issued, by wire transfer of same-day funds to the account designated by the Certificateholder to the Trustee on or prior to the applicable Record Date, without the presentation or surrender of this Certificate or the making of any notation hereon. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Certificate will be made after notice mailed by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Trustee specified in such notice.
     Unless this certificate is presented by an authorized representative of DTC, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL in as much as the registered owner hereof, Cede & Co., has an interest herein.
     This Certificate shall be governed by and construed in accordance with the laws of the State of New York.
     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
     Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.
EXHIBIT A

[Pass Through Trust Agreement]
     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

GATX CORPORATION PASS THROUGH TRUST

By:	U.S. Bank Trust National Association, as Trustee

By:

Title
EXHIBIT A

[FORM OF THE TRUSTEE’S CERTIFICATE
OF AUTHENTICATION]
Dated:
This is one of the Certificates referred
to in the within-mentioned Agreement.

U.S. Bank Trust National Association, as Trustee

By:

Authorized Officer
[REVERSE OF CERTIFICATE]
     The Certificates do not represent a direct obligation of, or an obligation guaranteed by, or an interest in, the Company or the Trustee or any affiliate thereof. The Certificates are limited in right of payment, all as more specifically set forth on the face hereof and in the Agreement. All payments or distributions made to Certificateholders under the Agreement shall be made only from the Trust Property and only to the extent that the Trustee shall have sufficient income or proceeds from the Trust Property to make such payments in accordance with the terms of the Agreement. Each Holder of this Certificate, by its acceptance hereof, agrees that it will look solely to the income and proceeds from the Trust Property to the extent available for distribution to such holder as provided in the Agreement. This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby. A copy of the Agreement may be examined during normal business hours at the principal office of the Trustee, and at such other places, if any, designated by the Trustee, by any Certificateholder upon request.
     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.
     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in its capacity as Registrar, or by any successor Registrar, in the Borough of Manhattan, the City of New York,
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duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Registrar duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust will be issued to the designated transferee or transferees.
     The Certificates are issuable only as registered Certificates without coupons in denominations of $1,000 Fractional Undivided Interest and any integral multiples of $1,000 in excess thereof. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations and like series evidencing the same aggregate Fractional Undivided Interest in the Trust, as requested by the Holder surrendering the same.
     No service charge will be made for any such registration of transfer or exchange, but the Trustee shall require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.
     The Trustee, the Registrar, and any agent of the Trustee or the Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Registrar, nor any such agent shall be affected by any notice to the contrary.
     The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the distribution to Certificateholders of all amounts required to be distributed to them pursuant to the Agreement and the disposition of all property held as part of the Trust Property.
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[FORM OF TRANSFER NOTICE]
     FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto
Insert Taxpayer Identification No.

Please print or typewrite name and address including postal zip code of assignee the within Certificate and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Certificate on the books of the Trust with full power of substitution in the premises.
Date:

NOTICE:	The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatever.
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